Perma-Fix Completes Acquisition of PEcoS’
Radioactive and Mixed Waste Treatment Facility

Atlanta - June 14, 2007 — Perma-Fix Environmental Services, Inc. (Nasdaq: PESI; BSE: PESI; Germany: PES.BE), today announced that it has completed its acquisition of Nuvotec USA, Inc. (Nuvotec) and its wholly owned subsidiary, Pacific EcoSolutions, Inc. (PEcoS), for $11.2 million. PEcoS , based in Richland, Washington is a nuclear waste management company that treats both low level and mixed waste. In connection with the transaction, Perma-Fix issued $2.0 million in shares of Perma-Fix common stock and $2.5 million in debt instruments payable over a four year period to those Nuvotec shareholders that qualify as accredited investors, $2.3 million in cash to both non-accredited and accredited Nuvotec shareholders, and up to $4.4 million of cash earn-out to both non-accredited and accredited Nuvotec shareholders, which could vary dependent on meeting or exceeding certain future revenue thresholds over a four year period. Perma-Fix assumed $9.4 million of debt, plus the debts and obligations of PEcoS incurred in the ordinary course of PEcoS’ business. PEcoS’ facility is permitted to treat, store and process low level radioactive and mixed waste, and is located adjacent to the Department of Energy’s (DOE) Hanford site.

Dr. Louis F. Centofanti, Chairman and Chief Executive Officer, stated, “This important milestone is beneficial to Perma-Fix on many levels, as it increases our treatment capacity, expands our west coast presence, and secures PEcoS’ radioactive and hazardous waste permits and licenses. The PEcoS facility is located adjacent to the Hanford site and provides us access to treat some of the most complex nuclear waste streams in the nation. This is an important step in the development of our strategy to become a focused nuclear services company.”
About Perma-Fix Environmental Services

Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The Company has increased its focus on the Nuclear services segment, which provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies including DOE and the U.S. Department of Defense and nuclear utilities. The Industrial services segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The Company operates nine major waste treatment facilities across the country.

This press release contains “forward-looking statements” which are based largely on the Company's expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company's control. Forward-looking statements include, but are not limited to information concerning the PEcoS acquisition increasing our treatment capacity, expanding our west coast presence, and securing PEcoS’ radioactive and hazardous waste permits and licenses; as well as providing us access to treat some of the most complex nuclear waste streams in the nation. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the Company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including without limitation, future economic conditions; industry conditions; competitive pressures and the additional factors described in our Form 10-K and first quarter 2007 Form 10-Q. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

Please visit us on the World Wide Web at http://www.perma-fix.com.

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Contacts:

Dr. Louis F. Centofanti, Chairman and CEO	David K. Waldman-US Investor Relations
Perma-Fix Environmental Services, Inc.	Crescendo Communications, LLC
(770) 587-5155	(212) 671-1020 x101

Herbert Strauss-European Investor Relations
herbert@eu-ir.com
+43 316 296 316